UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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XAI Floating Rate & Alternative Income Trust
(Exact Name of Registrant as Specified in its Charter)

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XFLT Announces Plan for Initial Tender Offer and Subsequent Liquidity Opportunities for Shareholders

Tender Offers Contingent on Approval of the King Street Sub-Advisory Agreement at the Upcoming Special Meeting of Shareholders on July 30, 2026

CHICAGO – July 27, 2026 – XAI Floating Rate & Alternative Income Trust (XFLT) (the “Fund”) today announced that the Board of Trustees of the Fund has approved a liquidity plan, involving a series of liquidity opportunities for shareholders, including an initial tender offer (the “Initial Tender Offer”) followed by two subsequent tender offers, to be completed unless specified discount to net asset value (“NAV”) or NAV performance objectives are achieved. The implementation of the liquidity plan and the tender offers contemplated thereby are contingent upon shareholder approval of the proposed investment sub-advisory agreement among the Fund, XAI and Rockford Tower Asset Management, L.L.C. (the "King Street Sub-Adviser"), a wholly owned subsidiary of King Street Capital Management, L.P. ("King Street") (the "King Street Sub-Advisory Agreement").

•	The Initial Tender Offer would provide for the repurchase of up to 12.5% of the Fund’s then outstanding common shares of beneficial interest, par value $0.01 per share (“Common Shares”) at a price per share equal to 98% of NAV on the expiration date of the tender offer, and is expected to commence approximately 45 days following shareholder approval of the King Street Sub-Advisory Agreement.

•	The first contingent tender offer would provide for the repurchase of up to 7.5% of the Fund’s then outstanding Common Shares at a price per share equal to 98% of NAV on the expiration date of the tender offer, and is expected to commence approximately 13 months following the completion of the Initial Tender Offer. The first contingent tender offer will not occur if (1) the Fund's market discount to NAV is less than 15% at the close of trading for three consecutive trading days during a 12-month measurement period beginning five business days after the completion of the Initial Tender Offer; or (2) the Fund's average daily NAV during the final 20 trading days of such 12-month period exceeds the Fund's NAV measured five business days following completion of the Initial Tender Offer by at least $0.25 per share, as adjusted for distribution decreases or increases during the 12-month period.

•	The second contingent tender offer would provide for the repurchase of up to 5.0% of the Fund’s then outstanding Common Shares at a price per share equal to 98% of NAV on the expiration date of the tender offer, and is expected to commence approximately 25 months following the completion of the Initial Tender Offer. The second contingent tender will not occur if (1) the Fund's market discount to NAV is less than 15% at the close of trading for three consecutive trading days during either the first or second 12-month measurement periods; or (2) the Fund's average daily NAV during the final 20 trading days of the second 12-month period exceeds the Fund's NAV measured five business days following completion of the Initial Tender Offer by at least $0.25 per share, as adjusted for distribution decreases or increases during the first and second 12-month period.

•	The Fund will repurchase Common Shares tendered and accepted in each tender offer in exchange for cash. In the event any tender offer is oversubscribed, Common Shares will be repurchased on a pro rata basis.

The Initial Tender Offer and the two subsequent tender offers reflect the Fund Board’s commitment to implementing initiatives designed to enhance long-term performance of the Fund. The Board remains confident that the King Street Sub-Adviser is best qualified to deliver stronger outcomes for all XFLT shareholders.

In connection with the Fund Board’s approval of the liquidity plan, the Fund has entered into an agreement with Bulldog Investors, LLP, a shareholder of the Fund, pursuant to which Bulldog Investors, LLP has agreed to vote “FOR” approval of the King Street Sub-Advisory Agreement and has agreed to customary standstill terms for a period of two years.

The Fund has not commenced any tender offers described in this release. This announcement is not a recommendation, is not an offer to purchase or a solicitation of an offer to sell shares of the Fund, and the above statements are not intended to constitute an offer to participate in any tender offer. Information about each tender offer, including its commencement, will be announced via applicable tender offer statement documentation. Shareholders will be notified in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the Investment Company Act of 1940, as amended, either by publication or mailing or both. Each tender offer will be made only by an offer to purchase, a related letter of transmittal and other documents, to be filed with the Securities and Exchange Commission. Shareholders of the Fund should read the offer to purchase and tender offer statement and related exhibits applicable to any tender offer when those documents are filed and become available, as they will contain important information about the tender offer. These and other filed documents will be available to investors for free both at the website of the Securities and Exchange Commission and from the Fund.

How to Vote

The Board urges XFLT shareholders to vote “FOR” the King Street Sub-Adviser on the WHITE Card. Use one of the following options to vote:

•	By Internet: Visit the website listed on your WHITE proxy card, enter your control number and follow the simple on-screen instructions.

•	By Phone: Call the toll-free number listed on your WHITE proxy card.

•	By Mail: Sign and return the enclosed WHITE proxy card in the enclosed postage-paid envelope.

If you have any questions or need assistance voting your shares, please contact our proxy solicitation firm, Okapi Partners LLC, toll-free at (855) 305-0855 or by email at XAI@OkapiPartners.com.

About XA Investments

XA Investments LLC is a Chicago-based firm founded by XMS Capital Partners in 2016. XAI serves as the investment adviser for two listed closed-end funds and an interval closed-end fund. In addition to investment advisory services, the firm also provides investment fund structuring and consulting services focused on registered closed-end funds to meet institutional client needs. XAI offers custom product build and consulting services, including product development and market research, marketing and fund management. XAI believes that the investing public can benefit from new vehicles to access a broad range of alternative investment strategies and managers. For more information, please visit www.xainvestments.com.

About King Street Capital Management

King Street is a global alternative investment firm founded in 1995 that manages $30 billion in assets across public and private markets. The firm marries rigorous fundamental research with tactical trading and differentiated sourcing capabilities to identify investment opportunities across asset classes, up and down the capital structure. For more information, please visit www.kingstreet.com. Follow King Street Capital Management (https://edge.prnewswire.com/c/link/?t=0&l=en&o=4669072-1&h=2386047654&u=https%3A%2F%2Fwww.linkedin.com%2Fcompany%2Fkingstreet-capital-management&a=King+Street+Capital+Management) on LinkedIn.

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negatives of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Many factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities held by the Fund, the conditions in the U.S. and international financial and other markets, the price at which Fund shares trade in the public markets and other factors. Although the Fund believes that the expectations expressed in such forward-looking statements are reasonable, actual results could differ materially from those expressed or implied in such forward-looking statements. The Fund’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties. You are cautioned not to place undue reliance on these forward-looking statements, which are made as of the date of this press release. Except for the Fund’s ongoing obligations under the federal securities laws, the Fund does not intend, and the Fund undertakes no obligation, to update any forward-looking statement.

This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Past performance is no guarantee of future results. An investment in the Fund involves risk, including the possible loss of principal. Investors should consider the Fund’s investment objectives, risks, charges, and expenses carefully before investing. Please refer to the Fund’s filings with the Securities and Exchange Commission for additional information.

Media Contact:

XA Investments LLC
Kim Shepherd
Senior Consultant
kshepherd@xainvestments.com
312-623-5123
www.xainvestments.com

Prosek Partners

Pro-XAI@Prosek.com